Exhibit 99.1

The registrant is filing this Exhibit 99.1 for the purpose of incorporating the information set forth herein by reference into the registration statement on Form S-3 (File No. 333-200040) that was filed by the registrant with the Securities and Exchange Commission on November 10, 2014 and became effective on November 21, 2014.

The following table sets forth the estimated costs and expenses (other than the actual registration fee), other than underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered:

Printing and Engraving Expenses	$25,000

Legal Fees and Expenses	$140,000

Accounting Fees and Expenses	$50,000

Transfer Agent and Registrar Fees	$5,000

Miscellaneous	$5,000

Total	$225,000